Exhibit 21.1

Subsidiaries of the Registrant *

State or Other Jurisdiction of Incorporation or Organization
Packaging Corporation of America (100%)	Delaware
Packaging Credit Co., LLC (100%)	Delaware
Packaging Receivables Co., LLC (100%)	Delaware

PCA International Inc. (100%)	Delaware
PCA International Services, LLC (100%)	Delaware

PCA Hydro Inc. (100%)	Delaware

Packaging Corporation of Asia, Limited (100%)	Hong Kong

Dixie Container Corp. (100%)	Virginia

Midwest Corrugated Packaging Products, LLC (100%)	Illinois

Packaging Corporation of Illinois (100%)	Delaware

PCA NMTC1, LLC (100%)	Delaware

PCA Alabama Acquisition Corp. (100%)	Delaware

PCA Colorado Acquisition Corp. (100%)	Delaware

PCA Pennsylvania Acquisition Corp. (100%)	Delaware

Boise Inc. (100%)	Delaware

BZ Intermediate Holdings LLC (100%)	Delaware

Boise Paper Holdings, L.L.C. (100%)	Delaware

Boise Co-Issuer Company (100%)	Delaware

Boise Finance Company (100%)	Delaware

Tharco Packaging, Inc. (100%)	Delaware
Tharco Containers, Inc. (100%)	Colorado
Design Packaging, Inc. (100%)	Georgia
Tharco Containers Texas, Inc. (100%)	Delaware

Boise Packaging & Newsprint, L.L.C. (100%)	Delaware
Boise Packaging Holdings Corp. (100%)	Delaware
Boise European Holdings 1 SARL (100%)	Luxembourg
Boise European Holdings 2 SARL (100%)	Luxembourg
Hexacomb Spain Holdings, S.L. (100%)	Spain
Hexacomb France Holdings S.A.S. (100%)	France

Hexacomb Mexicana, S. de R.L. de C.V. (100%)	Mexico
Hexacomb Mexico Servicios, S. de R.L. de C.V. (100%)	Mexico
Hexacomb Netherlands Holdings B.V. (100%)	Netherlands
Hexacomb Corporation (100%)	Illinois
Hexacomb Canada Holdings Corp. (100%)	Canada
Louisiana Timber Procurement Company, L.L.C. (50%)	Delaware

Boise White Paper, L.L.C. (100%)	Delaware
Boise White Paper Sales Corp. (100%)	Delaware
Boise White Paper Holdings Corp. (100%)	Delaware
International Falls Power Company (100%)	Delaware
Minnesota, Dakota & Western Railway Company (100%)	Minnesota
Bemis Corporation (100%)	Delaware
Boise Hong Kong Limited (100%)	Hong Kong

Boise Cascade Transportation Holdings Corp. (100%)	Delaware
B C T, INC. (100%)	Delaware

*
The names of some of our foreign subsidiaries have been omitted. These unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).